Exhibit 16.1

Vellmer & Chang
Chartered Accountants*
505 – 815 Hornby Street
Vancouver, B.C., V6Z 2E6
Fax: 604-687-3778 Tel: 604-687-3776
E-mail: info @ vellmerchang.com
* denotes a firm of incorporated professionals

December 6, 2007

Securities and Exchange Commission

450 - 5th Street, N.W.

Washington, D.C.20549

U.S.A.

Re:     EN2GO International, Inc.

Dear Sirs/Mesdames:

We have read the statements in Item 4.01 of the Current Report on Form 8-K/A of EN2GO International, Inc. as of November 9, 2007. We agree with the statements concerning our firm in such Form 8-K/A.

Yours truly,

“/s/ Vellmer & Chang”

Chartered Accountants